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                                                                     EXHIBIT 4.1

                                                                    CONFIDENTIAL

                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is dated as of May 2, 2002, by and between:

1. USA NETWORKS, INC, a company incorporated under the laws of the state of Delaware whose principal executive offices are at 152 West 57th Street, New York, New York 10019 ("USA"); and

2. LEGG MASON CAPITAL MANAGEMENT, INC., on behalf of the asset management clients for which Legg Mason Capital Management, Inc. has discretionary authority (the "LMCMI Shareholder" or a "Shareholder") and LEGG MASON FUNDS MANAGEMENT, INC., on behalf of the investment companies for which it is investment advisor (the "LMFM Shareholder," or a "Shareholder," and together with the LMCMI Shareholder, the "Shareholders").

                              W I T N E S S E T H:

                  WHEREAS, simultaneously with the execution hereof, the Shareholders have agreed to acquire an aggregate of 11,500,000 shares of common stock of USA, par value $0.01 per share ("Common Stock"), in a private sale (the "Transaction") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the terms and subject to the conditions set forth in a Stock Purchase Agreement, dated as of May 2, 2002 (the "Acquisition Agreement") (capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in the Acquisition Agreement);

                  WHEREAS, USA has agreed, on the terms and subject to the conditions set forth herein, to provide registration rights to the initial purchasers in the Transaction and Affiliates (as defined herein) of the Shareholders who become holders of the Registrable Securities with respect to the shares of Common Stock acquired by the Shareholders in the Transaction.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       SHELF REGISTRATION STATEMENT.

         1.1 FILING; EFFECTIVE PERIOD. USA shall prepare and file with the Securities and Exchange Commission (the "SEC") as soon as reasonably practicable, but in no event

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more than 30 days after the date hereof, a Registration Statement on Form
S-3 (or other appropriate form should Form S-3 be unavailable for USA) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), registering the resale from time to time of the Registrable Securities and shall use reasonable best efforts to cause such Registration Statement to become effective as soon as practicable following the date hereof and remain effective until the earlier of
(i) the date on which all Registrable Securities have been sold pursuant to the Registration Statement, and (ii) the second anniversary of the date hereof; provided, that USA may suspend the effectiveness of such Registration Statement if and only for so long as (i) the situation described in subsection 3(f)(i) exists or (ii) USA determines that such registration would require premature disclosure of material information relating to a pending corporate development; provided, further, that (i) any period of continuous suspension shall not exceed twenty (20) business days, and (ii) the Registration Statement shall not be suspended for an aggregate of greater than sixty (60) business days in any calendar year. USA shall promptly notify the Shareholders of the effective date of the Registration Statement by e-mail to the address set forth on the signature page hereof. USA's obligation under this Section 1.1 is subject to the Shareholders' timely cooperation in supplying information in connection with the preparation and filing of the Registration Statement.

         1.2 REGISTRABLE SECURITIES. For purposes of this Agreement "Registrable Securities" shall mean only those shares of Common Stock acquired by the Shareholders in the Transaction or transferred to Affiliates thereof, and any shares received in connection with such shares of Common Stock as a result of a stock split, stock dividend, or similar transaction. For purposes of this Agreement, an "Affiliate" of a Shareholder shall mean (i) any person directly or indirectly controlling, controlled by, or under common control with such Shareholder (ii) with respect to a Shareholder that is a fund or account, shall also include any fund or account managed on a discretionary basis by the same manager that manages such Shareholder.

         1.3 REGISTRATION STATEMENT EXPENSES. All fees, disbursements and out-of-pocket expenses and costs incurred by USA in connection with the preparation of the Registration Statement under this Section 1 and in complying with applicable securities and blue sky laws shall be borne by USA, including, without limitation, printing costs, listing fees and SEC filing fees applicable to the Registrable Securities being registered and all attorneys' fees of USA. The Shareholders shall bear all costs and expenses incurred by them applicable to the Registrable Securities being registered, including any brokerage discounts, fees or commissions relating thereto, and the fees and expenses of their respective counsel.

         1.4 SHAREHOLDER REVIEW OF REGISTRATION STATEMENT AND COMMENT LETTERS. Each Shareholder and its respective counsel ("Counsel") shall have a reasonable period, not to exceed five (5) business days, to review the proposed Registration Statement or any

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amendment thereto, prior to filing with the SEC, and USA shall provide Counsel with copies of any comment letters received from the SEC with respect thereto within two (2) business days of receipt thereof.

         1.5 QUALIFICATIONS. USA shall qualify any of the Registrable Securities for sale in such states as Counsel reasonably designates and shall furnish indemnification in the manner provided in Section 4 hereof. However, USA shall not be required to qualify in any state which will require an escrow or other restriction relating to USA and/or the sellers, or which will require USA to qualify to do business in such state or require USA to file therein any general consent to service of process in or otherwise subject USA or its subsidiaries to any adverse business or financial consequences, including, without limitation, being subject to state income or other state taxes.

         1.6 MANNER OF SALE. The Shareholders shall not be permitted to use the Registration Statement for purposes of an underwritten offering without the consent of USA.

         1.7 BLACKOUT PERIODS. If at any time after the Registration Statement is effective a Shareholder in good faith intends to sell, transfer or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, the Shareholder or its Counsel shall provide USA with written notice of the proposed date of sale, transfer or disposition (the "Sale Date") no later than 3 business days prior to the proposed sale date (the "Sale Notice"). If within 48 hours of its receipt of a Sale Notice, USA in good faith notifies the Shareholder or Counsel that the Registration Statement has been suspended pursuant to the provisions of Section 1.1, the Shareholder shall suspend any sales, transfers or other dispositions until receipt of notice that the suspension has been lifted. In the event that a pending corporate development that gave rise to a suspension under Section 1.1 has been terminated or publicly disclosed, USA will promptly as practicable take such action as is necessary to allow the sale of the Registrable Securities under the Registration Statement. Upon termination of any suspension period under Section 1.1, USA shall send immediate notice thereof to any Shareholder that has sent USA a Sale Notice. Nothing herein shall be deemed to obligate a Shareholder to sell all or any of its Registrable Securities.

2. COOPERATION WITH USA; REPRESENTATION. Each Shareholder shall cooperate with USA in connection with this Section 2 by timely supplying all information reasonably requested by USA (which shall include all information regarding the Shareholder and the proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities. A Shareholder's obligations under this
Section 2 shall include compliance by the Shareholder with respect to information to be provided by Shareholder in connection with the Registration Statement, the prospectus (the "Prospectus") related thereto, or any supplement or amendment thereto, with the provisions of Sections 3(a), (f) and (g). Each

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Shareholder represents and warrants to USA that any sale by the Shareholder of its Registrable Securities, whether pursuant to a Registration Statement or otherwise, shall be made in compliance with applicable federal, state and foreign securities laws, to the extent such compliance is within the control of the Shareholder.

3. REGISTRATION PROCEDURES. If and whenever USA is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, USA shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Shareholder's assistance and cooperation as reasonably required:

               (a) (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Shareholders shall desire to sell or otherwise dispose of the Registrable Securities (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of
         (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the Prospectus, and any amendment or supplement thereto, does not at any time during the period in which the Registration Statement is effective include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the obligations of USA set forth in this subparagraph shall not apply to the extent that such statement or omission relates to information to be provided by a Shareholder, so long as USA has included such information as provided by such Shareholder (or failed to include it due to such Shareholder's failure to provide such information);

               (b) (i) prior to the filing with the SEC of any Registration Statement (including any amendments thereto) and the distribution or delivery of the Prospectus (including any supplements thereto), provide draft copies thereof to Counsel and (ii) furnish to Counsel such numbers of copies of the Prospectus (including a preliminary prospectus or any amendment or supplement to the Prospectus), as applicable, in conformity with the requirements of the Securities Act, and such other documents, as Counsel may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; and USA hereby consents to the use of such Prospectus or each amendment or

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         supplement thereto by each Shareholder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;

               (c) comply with the blue sky laws with respect to the Registrable Securities, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholders to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities, except that USA shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

               (d) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary
         (i) to reflect a change in a "Shareholder" hereunder that results from a transfer of Registrable Securities to an Affiliate that is not a sale under the Registration Statement and (ii) to reflect any change in information about a Shareholder contained in the Registration Statement or Prospectus, in each case as promptly as practicable after receipt of written notice of the change from the applicable Shareholder, and, in the event of an amendment, take all reasonable actions to ensure that such amendment becomes effective as promptly as practicable;

               (e) list such Registrable Securities on each securities exchange or quotation system on which similar securities issued by USA are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or quotation system or if the listing requirements are waived, or list such Registrable Securities on a mutually agreeable securities exchange or quotation system if the listing of such Registrable Securities is then permitted under the rules of such exchange or quotation system or if the listing requirements are waived. If listing on an exchange cannot be immediately effected, then it shall be accomplished as soon as possible;

               (f) (i) notify Counsel as provided in Section 1.7 at any time when the Prospectus is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (ii) prepare and file a curative amendment or curative supplement under
         Section 3(a) as quickly as commercially possible;

               (g) as promptly as practicable after becoming aware of such event, notify Counsel of the issuance by the SEC or any state authority of any stop order or other suspension of the effectiveness of the Registration Statement at the

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         earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

               (h) maintain a transfer agent for its securities; and

               (i) cooperate with each Shareholder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement and cause such certificates to be registered in such names as the Shareholder may request in writing; provided however, that the Shareholder shall be responsible to pay any applicable transfer fees and taxes.

4.       INDEMNIFICATION AND CONTRIBUTION.

         4.1 INDEMNIFICATION BY USA. USA agrees to indemnify and hold harmless the Shareholders and each person, if any, who controls a Shareholder within the meaning of the Securities Act (collectively with the Shareholder, the "Distributing Shareholder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Distributing Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, the Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; PROVIDED, HOWEVER, that USA will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, the Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, information furnished to USA in writing by the Distributing Shareholder specifically for use in the preparation thereof. This Section 4.1 shall not inure to the benefit of any Distributing Shareholder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Shareholder failed to send or give a copy of the Prospectus, or any amendment or supplement thereto, to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Shareholder was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder and where the document required to be distributed would have corrected the misstatement or alleged misstatement or the omission or alleged omission. This indemnity agreement, together with the contribution agreement contained herein, shall be in addition to any liability which USA may otherwise have with respect to the matters described herein.

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         4.2 INDEMNIFICATION BY A SHAREHOLDER. Each Shareholder agrees that it will, severally and not jointly, indemnify and hold harmless USA, and each officer, director of USA or person, if any, who controls USA within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which USA or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, the Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of circumstances under which they were made not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, the Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to USA by such Shareholder specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Shareholder may otherwise have to USA with respect to the matters described herein.

         4.3 CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which the indemnification provided in Section 4.1 or 4.2 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities, then USA and the applicable Shareholder shall contribute to the payment or satisfaction of the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations, which shall include both the relative fault of the parties and the relative benefits to the parties. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by USA on the one hand or the applicable Shareholder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. USA and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.3. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 4.3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with

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investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.3, no Shareholder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Shareholder exceeds the amount of damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             For purposes of this Section 4.3, each person, if any, who controls a Shareholder, within the meaning of the Securities Act, shall have the same rights to contribution as the Shareholders and each person who controls the Company, within the meaning of the Securities Act, shall have the same rights to contribution as the Company.

         4.4 NOTIFICATION. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party (nor shall such party control the defense thereof) if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that the fees and expenses of counsel to the indemnified party shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Shareholder and USA and the indemnified party shall have been advised by such counsel in writing that there may be one or more legal defenses available to the indemnifying party in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood,

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however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party and be approved by the indemnifying party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, PROVIDED, FURTHER, that a settlement which does not include an admission of liability by the indemnified party nor the payment of any monetary or other damages by such party shall not require such consent.

         4.5 INDEMNIFICATION EXPENSES. All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be promptly paid to the indemnified party, as incurred, within ten (10) business days of written notice thereof (accompanied by customary documentation detailing such expenses) to the indemnifying party; PROVIDED, HOWEVER, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby represents and warrants to USA as follows:

         5.1 DUE ORGANIZATION. If the Shareholder is a corporation, the Shareholder is a corporation duly organized, is validly existing and is in good standing under the laws of its jurisdiction of formation. If the Shareholder is a partnership or limited liability company, the shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized. If the Shareholder is an individual, the Shareholder has the legal capacity to enter into this Agreement.

         5.2 POWER; DUE AUTHORIZATION; BINDING AGREEMENT. The Shareholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

         5.3 NO CONFLICTS. The execution and delivery of this Agreement by the Shareholder does not, and the performance of the terms of this Agreement by the Shareholder will not, (a) require the Shareholder or any of its affiliates to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other

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person pursuant to any material agreement, obligation or instrument binding on the Shareholder or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Shareholder or pursuant to which any of its or its affiliates' respective properties or assets are bound or (d) violate any other agreement to which the Shareholder or any of its affiliates is a party including, without limitation, any voting agreement, stockholders agreement, irrevocable proxy or voting trust, except for any consent, approval, filing or notification which has been obtained as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, prevent, delay or materially adversely effect the consummation of the transactions contemplated by this Agreement.

6.       REPRESENTATIONS AND WARRANTIES OF USA.

         6.1 REPRESENTATIONS AND WARRANTIES. USA hereby represents and warrants to the Shareholders as follows: USA is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. USA has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by USA of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of USA, and no other proceedings on the part of USA are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by USA and constitutes a valid and binding agreement of USA, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

         6.2 NO CONFLICTS. The execution and delivery of this Agreement by USA does not, and the performance of the terms of this Agreement by USA will not,
(a) require USA or any of its affiliates to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (other than the requirements under the Securities Act and state securities laws with respect to the Registration Statement and the sale of the Registrable Securities thereunder), (b) require the consent or approval of any other person pursuant to any material agreement, obligation or instrument binding on the USA or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to USA or pursuant to which any of its or its affiliates' respective properties or assets are bound or (d) violate any other agreement to which USA or any of its affiliates is a party including, without limitation, any registration rights agreement, except in each case for any consent, approval, filing or notification which has been obtained as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, have a material adverse affect on the

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Company or prevent, materially delay or materially adversely affect the consummation of the transactions contemplated by this Agreement.

7.       MISCELLANEOUS.

         7.1 FURTHER ASSURANCES. From time to time, at the request of USA or a Shareholder and without further consideration, the Shareholders or USA, respectively, shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

         7.2 SURVIVAL. The representations and warranties made herein shall not survive the termination of this Agreement. Sections 4.1, 4.2, 4.3, 4.4, 4.5 and
7.2 of this Agreement shall survive any termination of this Agreement.

         7.3 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement, together with the Acquisition Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as set forth in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or transferred, whether by merger, consolidation, asset disposition, operation of law or otherwise, and shall be binding upon and inure solely to the benefit of each party hereto.

         7.4 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. Notwithstanding the foregoing, an Affiliate of a Shareholder that acquires any of the Registrable Securities pursuant to the terms and conditions of this Agreement shall be entitled to the benefits and burdens of this Agreement as though such Affiliate were a signatory hereto.

         7.5 NOTICES. All notices, requests and other communications to any party under this Agreement shall be in writing (including a facsimile or similar writing) and shall be given to a party hereto at the address or facsimile number set forth for such party on the signature page hereof or as such party shall at any time otherwise specify by notice to each of the other parties to such agreement or instrument. Each such notice, request or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a business day, at the beginning of the next such business day), (ii) if given by mail, five business days (or, if to an address outside the United States, ten calendar days) after such communication is deposited in the United States mails with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant hereto. Further, all such documents to be delivered to USA shall be copied to:

             Wachtell, Lipton, Rosen & Katz
             51 West 52nd Street
             New York, New York  10019
             Attention:   Pamela S. Seymon
             Facsimile:  (212) 403-2000

         7.6 GOVERNING LAW.

             (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

             (b) Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

             (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

             (d) Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

         7.7 REMEDIES. Each of the Shareholders and USA recognize and acknowledge that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain irreparable injury and damages, for which money damages would not provide an adequate remedy, and therefore each of the Shareholders and USA agrees that in the event of any such breach by another party hereto, the Shareholders or USA, as the case may be, shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief.

         7.8 COUNTERPARTS. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

         7.9 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         7.10 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         7.11 TERMINATION. This Agreement shall terminate if the Transaction is not completed on or before May 7, 2002, unless extended by the parties hereto.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                 SIGNATURE PAGE - REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered as of the day and year first above written.

                                     USA NETWORKS, INC.

                                     By:
                                          -----------------------------
                                              Name:
                                              Title:

                                     ADDRESS FOR NOTICES:
                                     USA NETWORKS, INC.
                                     152 West 57th Street
                                     New York, New York 10019
                                     Attn: Office of the General Counsel
                                     Fax:  212 314 7329


NAME OF SHAREHOLDER:                 ADDRESS FOR NOTICES (Please Print):

------------------------------


SIGNATURE:                           Attention:
                                               ---------------------------------
By:                                  Telecopy:
    --------------------------                 ---------------------------------
     Name:
     Title:                          E-mail (Section 1.1):
                                                          ----------------------

Exact Name to appear on Stock Certificate:  See accompanying letter

Number of  Registrable Shares:
                                            -----------------------

                    [SHAREHOLDER SIGNATURE PAGES - CONTINUED]

The Shareholder hereby provides the following additional information:

         (a) Excluding the shares of Common Stock purchased in the Transaction, set forth below is the number of shares of Common Stock and options rights or warrants of USA Networks, Inc. (the "Company") ("Options" and together with the Common Stock, "Securities") which the Shareholder BENEFICIALLY OWNS or of which the Shareholder is the record owner on the date hereof. Please refer to the definition of BENEFICIAL OWNERSHIP on EXHIBIT A attached hereto. If none, please so state.

Number of Shares: _________________ (excluding the shares purchased in the Transaction)

Number of Options: _________________

Please indicate by an asterisk (*) above if the Shareholder disclaims "BENEFICIAL OWNERSHIP" of any of the above listed Securities, and indicate in response to question (b) below who has beneficial ownership.

         (b) If the Shareholder disclaims "BENEFICIAL OWNERSHIP" in question
(a), please furnish the following information with respect to the person(s) other than the Shareholder who is the beneficial owner(s) of the Securities in question. If not applicable, please check box: / /

             Name of Beneficial Owner:____________________________________
             Relationship to the Shareholder:______________________________
             Number of Securities Beneficially Owned:______________________ NAME OF SHAREHOLDER:____________________________

         (c) Are any of the Securities listed in response to question (a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of the Shareholder's Securities?
                                       / /  Yes         / /  No

If the answer is "Yes", please give details:___________________________________.

         (d) Please describe each position, office or other material relationship which the Shareholder has had with the Company or any of its affiliates, including any Subsidiary of the Company, within the past three years. Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by the Shareholder to the Company or any of its affiliates, including its Subsidiaries, or by the Company or any of its affiliates, including its Subsidiaries, to the Shareholder. "Affiliates" of the Company include its directors and executive officers, and any other person controlling or controlled by the Company. IF NONE, PLEASE SO STATE.

Answer:

         (e) Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Company on behalf of the Shareholder in the future, with respect to the Shareholder's shares:

         ----------------------------------     --------------------------------

         ----------------------------------     --------------------------------

         ----------------------------------     --------------------------------

         ----------------------------------     --------------------------------

         (f) Please advise of special stock certificate delivery requirements for closing, if any:

         (g) Please advise if a NASD member has placed with you the Shares being purchased hereunder: (Name of Member:) _________________________________________


               By:                                   Dated:
                  -----------------------------
                  Name:

                                    EXHIBIT A

Explanation of "BENEFICIAL OWNERSHIP"

         Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly. This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared. In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a Seller, discretionary account or similar arrangement, which can be effected within a period of 60 days from the date of determination, are deemed to be "beneficially" owned. Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired "with the purpose or effect of changing or influencing the control of the issuer or in connection with or as a participant in any transaction having such purpose or effect."

         In determining whether securities are "beneficially owned," benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as "beneficially owned."

         Thus, for example, securities held for a person's benefit in the name of others or in the name of any estate or Seller in which such person may be interested should also be listed. Securities held by a person's spouse, children or other members of such person's family who are such person's dependents or who live in such person's household should be listed as "beneficially owned" unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

         If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, Seller or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, Seller or estate in lieu of allocating such person's proprietary interest, and by note or otherwise, please indicate that. In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

         In all cases the nature of the beneficial ownership should be stated.